EXHIBIT 3

Supplementary Financial Information

Q3

Third Quarter 2008

BCE Inc. Investor Relations
Thane Fotopoulos
514-870-4619
thane.fotopoulos@bell.ca

Bell

BCE Inc. (1)
Consolidated Operational Data

($ millions, except per share amounts) (unaudited)	Q3 2008	Q3 2007	$ change	% change		YTD 2008	YTD 2007	$ change	% change
Operating revenues	4,460	4,476	(16)	(0.4%)		13,244	13,260	(16)	(0.1%)
Cost of revenue, exclusive of depreciation and amortization	(1,102)	(995)	(107)	(10.8%)		(3,251)	(2,961)	(290)	(9.8%)
Selling, general and administrative expenses (A)	(1,521)	(1,591)	70	4.4%		(4,524)	(4,686)	162	3.5%
Net benefit plans cost	(69)	(97)	28	28.9%		(210)	(297)	87	29.3%
EBITDA (3)	1,768	1,793	(25)	(1.4%)		5,259	5,316	(57)	(1.1%)
EBITDA margin (4)	39.6%	40.1%		(0.5	) pts	39.7%	40.1%		(0.4	) pts
Depreciation	(619)	(649)	30	4.6%		(1,854)	(1,930)	76	3.9%
Amortization of intangible assets	(175)	(163)	(12)	(7.4%)		(545)	(471)	(74)	(15.7%)
Restructuring and other	(320)	(78)	(242)	n.m.		(674)	(185)	(489)	n.m.
Operating income	654	903	(249)	(27.6%)		2,186	2,730	(544)	(19.9%)
Other income (expense)	1	(5)	6	n.m.		28	106	(78)	(73.6%)
Interest expense	(193)	(213)	20	9.4%		(584)	(648)	64	9.9%
Pre-tax earnings from continuing operations	462	685	(223)	(32.6%)		1,630	2,188	(558)	(25.5%)
Income taxes	(82)	(154)	72	46.8%		(384)	(377)	(7)	(1.9%)
Non-controlling interest	(90)	(84)	(6)	(7.1%)		(252)	(266)	14	5.3%
Earnings from continuing operations	290	447	(157)	(35.1%)		994	1,545	(551)	(35.7%)
Discontinued operations	(10)	(7)	(3)	(42.9%)		(33)	124	(157)	n.m.
Net earnings	280	440	(160)	(36.4%)		961	1,669	(708)	(42.4%)
Dividends on preferred shares	(32)	(34)	2	5.9%		(94)	(97)	3	3.1%
Net earnings applicable to common shares	248	406	(158)	(38.9%)		867	1,572	(705)	(44.8%)
Net earnings per common share - basic
Continuing operations	$0.32	$0.51	$(0.19)	(37.3%)		$1.12	$1.80	$(0.68)	(37.8%)
Discontinued operations	$(0.01)	$(0.01)	$-	0.0%		$(0.04)	$0.15	$(0.19)	n.m.
Net earnings	$0.31	$0.50	$(0.19)	(38.0%)		$1.08	$1.95	$(0.87)	(44.6%)
Net earnings per common share - diluted
Continuing operations	$0.31	$0.51	$(0.20)	(39.2%)		$1.11	$1.80	$(0.69)	(38.3%)
Discontinued operations	$(0.01)	$(0.01)	$-	0.0%		$(0.04)	$0.15	$(0.19)	n.m.
Net earnings	$0.30	$0.50	$(0.20)	(40.0%)		$1.07	$1.95	$(0.88)	(45.1%)
Dividends per common share	$-	$0.365	$(0.365)	(100.0%)		$0.365	$1.095	$(0.730)	(66.7%)
Average number of common shares outstanding - basic (millions)	806.0	804.9				805.6	804.7
Average number of common shares outstanding - diluted (millions)	808.3	807.8				807.4	806.5

The following items are included in net earnings:
Net (losses) gains on investments
Continuing operations	(14)	7	(21)	n.m.		(12)	242	(254)	n.m.
Discontinued operations	(6)	-	(6)	n.m.		(26)	136	(162)	n.m.
Restructuring and other	(220)	(43)	(177)	n.m.		(465)	(113)	(352)	n.m.
Total	(240)	(36)	(204)	n.m.		(503)	265	(768)	n.m.
Impact on net earnings per share	$(0.29)	$(0.04)	$(0.25)	n.m.		$(0.62)	$0.33	$(0.95)	n.m.
EPS before restructuring and other and net gains on investments (3)	$0.60	$0.54	$0.06	11.1%		$1.70	$1.62	$0.08	4.9%

(A)	Excludes net benefit plans cost
n.m. : not meaningful

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 2

BCE Inc.
Consolidated Operational Data - Historical Trend

($ millions, except per share amounts) (unaudited)	YTD 2008	Q3 08	Q2 08	Q1 08	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07
Operating revenues	13,244	4,460	4,413	4,371	17,787	4,527	4,476	4,416	4,368
Cost of revenue, exclusive of depreciation and amortization	(3,251)	(1,102)	(1,087)	(1,062)	(4,108)	(1,147)	(995)	(983)	(983)
Selling, general and administrative expenses (A)	(4,524)	(1,521)	(1,515)	(1,488)	(6,280)	(1,594)	(1,591)	(1,555)	(1,540)
Net benefit plans cost	(210)	(69)	(70)	(71)	(410)	(113)	(97)	(98)	(102)
EBITDA	5,259	1,768	1,741	1,750	6,989	1,673	1,793	1,780	1,743
EBITDA margin	39.7%	39.6%	39.5%	40.0%	39.3%	37.0%	40.1%	40.3%	39.9%
Depreciation	(1,854)	(619)	(612)	(623)	(2,547)	(617)	(649)	(649)	(632)
Amortization of intangible assets	(545)	(175)	(175)	(195)	(637)	(166)	(163)	(155)	(153)
Restructuring and other	(674)	(320)	(71)	(283)	(331)	(146)	(78)	(71)	(36)
Operating income	2,186	654	883	649	3,474	744	903	905	922
Other income (expense)	28	1	4	23	2,405	2,299	(5)	(22)	133
Interest expense	(584)	(193)	(193)	(198)	(859)	(211)	(213)	(220)	(215)
Pre-tax earnings from continuing operations	1,630	462	694	474	5,020	2,832	685	663	840
Income taxes	(384)	(82)	(193)	(109)	(733)	(356)	(154)	(10)	(213)
Non-controlling interest	(252)	(90)	(88)	(74)	(331)	(65)	(84)	(86)	(96)
Earnings from continuing operations	994	290	413	291	3,956	2,411	447	567	531
Discontinued operations	(33)	(10)	(21)	(2)	101	(23)	(7)	133	(2)
Net earnings	961	280	392	289	4,057	2,388	440	700	529
Dividends on preferred shares	(94)	(32)	(31)	(31)	(131)	(34)	(34)	(33)	(30)
Net earnings applicable to common shares	867	248	361	258	3,926	2,354	406	667	499
Net earnings per common share - basic
Continuing operations	$1.12	$0.32	$0.48	$0.32	$4.75	$2.95	$0.51	$0.67	$0.62
Discontinued operations	$(0.04)	$(0.01)	$(0.03)	$-	$0.13	$(0.02)	$(0.01)	$0.16	$-
Net earnings	$1.08	$0.31	$0.45	$0.32	$4.88	$2.93	$0.50	$0.83	$0.62
Net earnings per common share - diluted
Continuing operations	$1.11	$0.31	$0.48	$0.32	$4.74	$2.94	$0.51	$0.67	$0.62
Discontinued operations	$(0.04)	$(0.01)	$(0.03)	$-	$0.13	$(0.02)	$(0.01)	$0.16	$-
Net earnings	$1.07	$0.30	$0.45	$0.32	$4.87	$2.92	$0.50	$0.83	$0.62
Dividends per common share	$0.365	$-	$-	$0.365	$1.460	$0.365	$0.365	$0.365	$0.365
Average number of common shares outstanding - basic (millions)	805.6	806.0	805.6	805.3	804.8	805.2	804.9	803.2	806.0
Average number of common shares outstanding - diluted (millions)	807.4	808.3	807.2	807.1	806.9	808.0	807.8	805.5	806.6

The following items are included in net earnings:
Net (losses) gains on investments
Continuing operations	(12)	(14)	4	(2)	2,125	1,883	7	132	103
Discontinued operations	(26)	(6)	(20)	-	123	(13)	-	135	1
Restructuring and other	(465)	(220)	(48)	(197)	(206)	(93)	(43)	(45)	(25)
Total	(503)	(240)	(64)	(199)	2,042	1,777	(36)	222	79
Impact on net earnings per share	$(0.62)	$(0.29)	$(0.08)	$(0.25)	$2.54	$2.21	$(0.04)	$0.27	$0.10
EPS before restructuring and other and net gains on investments	$1.70	$0.60	$0.53	$0.57	$2.34	$0.72	$0.54	$0.56	$0.52

(A)	Excludes net benefit plans cost

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 3

BCE Inc.
Segmented Data (2)

($ millions, except where otherwise indicated) (unaudited)	Q3 2008	Q3 2007	$ change	% change		YTD 2008	YTD 2007	$ change	% change

Revenues
Bell Wireline	2,642	2,669	(27)	(1.0%)		7,948	8,001	(53)	(0.7%)
Bell Wireless	1,180	1,080	100	9.3%		3,346	3,055	291	9.5%
Inter-segment eliminations	(65)	(60)	(5)	(8.3%)		(187)	(166)	(21)	(12.7%)
Total Bell	3,757	3,689	68	1.8%		11,107	10,890	217	2.0%
Bell Aliant	821	832	(11)	(1.3%)		2,517	2,496	21	0.8%
Telesat	-	130	(130)	n.m.		-	413	(413)	n.m.
Inter-segment eliminations	(118)	(175)	57	32.6%		(380)	(539)	159	29.5%
Total BCE Inc.	4,460	4,476	(16)	(0.4%)		13,244	13,260	(16)	(0.1%)

EBITDA
Bell Wireline	951	944	7	0.7%		2,926	2,926	-	0.0%
Margin	36.0%	35.4%		0.6	pts	36.8%	36.6%		0.2	pts
Bell Wireless	474	447	27	6.0%		1,326	1,249	77	6.2%
Margin	40.2%	41.4%		(1.2	) pt	39.6%	40.9%		(1.3	) pts
Total Bell	1,425	1,391	34	2.4%		4,252	4,175	77	1.8%
Margin	37.9%	37.7%		0.2	pts	38.3%	38.3%		0.0	pts
Bell Aliant	343	343	-	0.0%		1,007	982	25	2.5%
Margin	41.8%	41.2%		0.6	pts	40.0%	39.3%		0.7	pts
Telesat	-	80	(80)	n.m.		-	240	(240)	n.m.
Inter-segment eliminations	-	(21)	21	n.m.		-	(81)	81	n.m.
Total BCE Inc.	1,768	1,793	(25)	(1.4%)		5,259	5,316	(57)	(1.1%)
Margin	39.6%	40.1%		(0.5	) pts	39.7%	40.1%		(0.4	) pts

Operating income
Bell Wireline	113	351	(238)	(67.8%)		661	1,177	(516)	(43.8%)
Bell Wireless	338	336	2	0.6%		947	915	32	3.5%
Total Bell	451	687	(236)	(34.4%)		1,608	2,092	(484)	(23.1%)
Bell Aliant	203	177	26	14.7%		578	536	42	7.8%
Telesat	-	47	(47)	n.m.		-	145	(145)	n.m.
Inter-segment eliminations	-	(8)	8	n.m.		-	(43)	43	n.m.
Total BCE Inc.	654	903	(249)	(27.6%)		2,186	2,730	(544)	(19.9%)

Capital expenditures
Bell Wireline	473	482	9	1.9%		1,341	1,339	(2)	(0.1%)
Capital Intensity (5)	17.9%	18.1%		0.2	pts	16.9%	16.7%		(0.2	) pts
Bell Wireless	93	91	(2)	(2.2%)		264	312	48	15.4%
Capital intensity	7.9%	8.4%		0.5	pts	7.9%	10.2%		2.3	pts
Total Bell	566	573	7	1.2%		1,605	1,651	46	2.8%
Capital Intensity	15.1%	15.5%		0.4	pt	14.5%	15.2%		0.7	pts
Bell Aliant	139	140	1	0.7%		361	399	38	9.5%
Telesat	-	50	50	n.m.		-	178	178	n.m.
Total BCE Inc.	705	763	58	7.6%		1,966	2,228	262	11.8%
Capital Intensity	15.8%	17.0%		1.2	pts	14.8%	16.8%		2.0	pts

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 4

BCE Inc.
Segmented Data - Historical Trend

($ millions, except where otherwise indicated) (unaudited)	YTD 2008	Q3 08	Q2 08	Q1 08	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07

Revenues
Bell Wireline	7,948	2,642	2,640	2,666	10,753	2,752	2,669	2,679	2,653
Bell Wireless	3,346	1,180	1,123	1,043	4,164	1,109	1,080	1,016	959
Inter-segment eliminations	(187)	(65)	(64)	(58)	(227)	(61)	(60)	(60)	(46)
Total Bell	11,107	3,757	3,699	3,651	14,690	3,800	3,689	3,635	3,566
Bell Aliant	2,517	821	838	858	3,347	851	832	817	847
Telesat	-	-	-	-	458	45	130	161	122
Inter-segment eliminations	(380)	(118)	(124)	(138)	(708)	(169)	(175)	(197)	(167)
Total BCE Inc.	13,244	4,460	4,413	4,371	17,787	4,527	4,476	4,416	4,368

EBITDA
Bell Wireline	2,926	951	963	1,012	3,874	948	944	1,002	980
Margin	36.8%	36.0%	36.5%	38.0%	36.0%	34.4%	35.4%	37.4%	36.9%
Bell Wireless	1,326	474	442	410	1,640	391	447	399	403
Margin	39.6%	40.2%	39.4%	39.3%	39.4%	35.3%	41.4%	39.3%	42.0%
Total Bell	4,252	1,425	1,405	1,422	5,514	1,339	1,391	1,401	1,383
Margin	38.3%	37.9%	38.0%	38.9%	37.5%	35.2%	37.7%	38.5%	38.8%
Bell Aliant	1,007	343	336	328	1,299	317	343	324	315
Margin	40.0%	41.8%	40.1%	38.2%	38.8%	37.3%	41.2%	39.7%	37.2%
Telesat	-	-	-	-	263	23	80	93	67
Inter-segment eliminations	-	-	-	-	(87)	(6)	(21)	(38)	(22)
Total BCE Inc.	5,259	1,768	1,741	1,750	6,989	1,673	1,793	1,780	1,743
Margin	39.7%	39.6%	39.5%	40.0%	39.3%	37.0%	40.1%	40.3%	39.9%

Operating income
Bell Wireline	661	113	368	180	1,449	272	351	401	425
Bell Wireless	947	338	316	293	1,198	283	336	288	291
Total Bell	1,608	451	684	473	2,647	555	687	689	716
Bell Aliant	578	203	199	176	714	178	177	182	177
Telesat	-	-	-	-	157	12	47	60	38
Inter-segment eliminations	-	-	-	-	(44)	(1)	(8)	(26)	(9)
Total BCE Inc.	2,186	654	883	649	3,474	744	903	905	922

Capital expenditures
Bell Wireline	1,341	473	479	389	1,960	621	482	458	399
Capital Intensity	16.9%	17.9%	18.1%	14.6%	18.2%	22.6%	18.1%	17.1%	15.0%
Bell Wireless	264	93	104	67	455	143	91	80	141
Capital intensity	7.9%	7.9%	9.3%	6.4%	10.9%	12.9%	8.4%	7.9%	14.7%
Total Bell	1,605	566	583	456	2,415	764	573	538	540
Capital Intensity	14.5%	15.1%	15.8%	12.5%	16.4%	20.1%	15.5%	14.8%	15.1%
Bell Aliant	361	139	127	95	541	142	140	144	115
Telesat	-	-	-	-	188	10	50	63	65
Total BCE Inc.	1,966	705	710	551	3,144	916	763	745	720
Capital Intensity	14.8%	15.8%	16.1%	12.6%	17.7%	20.2%	17.0%	16.9%	16.5%

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 5

Bell Wireline (2)

	Q3	Q3			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2008	2007	% change		2008	2007	% change
Bell Wireline
Local & access	833	900	(7.4%)		2,535	2,735	(7.3%)
Long distance	290	306	(5.2%)		886	923	(4.0%)
Data	913	880	3.8%		2,716	2,623	3.5%
Video	363	330	10.0%		1,075	966	11.3%
Equipment & other	146	161	(9.3%)		461	504	(8.5%)
Total external revenues	2,545	2,577	(1.2%)		7,673	7,751	(1.0%)
Inter-segment revenues	97	92	5.4%		275	250	10.0%
Total Bell Wireline operating revenue	2,642	2,669	(1.0%)		7,948	8,001	(0.7%)
Operating expenses	(1,691)	(1,725)	2.0%		(5,022)	(5,075)	1.0%
EBITDA	951	944	0.7%		2,926	2,926	0.0%
EBITDA Margin	36.0%	35.4%	0.6	pts	36.8%	36.6%	0.2	pts
Operating income	113	351	(67.8%)		661	1,177	(43.8%)
Capital expenditures	473	482	1.9%		1,341	1,339	(0.1%)
Capital intensity	17.9%	18.1%	0.2	pts	16.9%	16.7%	(0.2	) pts
Local
Network access services (NAS) (k)
Residential (A)	4,303	4,767	(9.7%)		4,303	4,767	(9.7%)
Business (B) (C)	3,233	3,606	(10.3%)		3,233	3,606	(10.3%)
Total	7,536	8,373	(10.0%)		7,536	8,373	(10.0%)
Network access service net activations/(losses) (k)
Residential	(72)	(104)	30.8%		(303)	(394)	23.1%
Business (B) (C)	-	11	(100.0%)		(20)	80	n.m.
Total	(72)	(93)	22.6%		(323)	(314)	(2.9%)
ADJUSTED (D)
Network access services (k)
Residential (D)	4,303	4,723	(8.9%)		4,303	4,723	(8.9%)
Business (D)	3,233	3,275	(1.3%)		3,233	3,275	(1.3%)
Total	7,536	7,998	(5.8%)		7,536	7,998	(5.8%)
Network access service net activations/(losses) (k)
Residential	(72)	(104)	30.8%		(303)	(394)	23.1%
Business (E)	-	(13)	100.0%		(20)	(47)	57.4%
Total	(72)	(117)	38.5%		(323)	(441)	26.8%
Long Distance (LD)
Conversation minutes (M)	2,853	2,962	(3.7%)		8,768	9,451	(7.2%)
Average revenue per minute ($)	0.093	0.097	(4.1%)		0.092	0.091	1.1%
ISP
High Speed Internet net activations (F) (k)	33	29	13.8%		42	95	(55.8%)
High Speed Internet subscribers EOP (G) (k)	2,046	1,975	3.6%		2,046	1,975	3.6%
Video (DTH and VDSL)
Video EBITDA	76	65	16.9%		200	188	6.4%
Net subscriber activations (k)	7	3	n.m.		16	-	n.m.
Total subscribers EOP (k)	1,838	1,820	1.0%		1,838	1,820	1.0%
ARPU (6) ($/month)	65	60	8.3%		65	58	12.1%
Churn (7) (%) (average per month)	1.4%	1.3%	(0.1	) pts	1.2%	1.2%	0.0	pts

(A)	At the beginning of Q1 2008, an adjustment of 44k was made to our NAS count, reflecting an extensive review of our historical customer account records.
(B)

In Q1 2008, we adjusted our beginning-of-period business NAS customer base to write-off 273k lines following formal notification received from a major wholesale customer in Q4 2007 that it was in the process of migrating all of its subscribers onto its own network facilities.

(C)	The Q3 2007 opening business network access services subscriber base was decreased by 58k to adjust for an overstatement arising from past methodology for calculating local inter-connections.
(D)	NAS has been adjusted for 2007 to reflect notes A and B above.
(E)	NAS net activations/(losses) throughout 2007 have been adjusted to reflect note B above.
(F)	In Q4 2007, we reduced total net activations by 11k to correct for customer churn adjustments in the first three quarters of 2007.
(G)

The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for prior-year deactivations related to a major upgrade of our order management system. In addition, the Q1 2007 and Q2 2007 beginning of year High Speed Internet subscriber bases were decreased by 4k and 11k respectively to adjust for the removal of customers who had no network usage in 2007.

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 6

Bell Wireline - Historical Trend

	YTD				Total
($ millions, except where otherwise indicated) (unaudited)	2008	Q3 08	Q2 08	Q1 08	2007	Q4 07	Q3 07	Q2 07	Q1 07
Bell Wireline
Local & access	2,535	833	845	857	3,617	882	900	918	917
Long distance	886	290	298	298	1,219	296	306	307	310
Data	2,716	913	898	905	3,583	960	880	865	878
Video	1,075	363	356	356	1,317	351	330	322	314
Equipment & other	461	146	152	163	678	174	161	182	161
Total external revenues	7,673	2,545	2,549	2,579	10,414	2,663	2,577	2,594	2,580
Inter-segment revenues	275	97	91	87	339	89	92	85	73
Total Bell Wireline operating revenue	7,948	2,642	2,640	2,666	10,753	2,752	2,669	2,679	2,653
Operating expenses	(5,022)	(1,691)	(1,677)	(1,654)	(6,879)	(1,804)	(1,725)	(1,677)	(1,673)
EBITDA	2,926	951	963	1,012	3,874	948	944	1,002	980
EBITDA Margin	36.8%	36.0%	36.5%	38.0%	36.0%	34.4%	35.4%	37.4%	36.9%
Operating income	661	113	368	180	1,449	272	351	401	425
Capital expenditures	1,341	473	479	389	1,960	621	482	458	399
Capital intensity	16.9%	17.9%	18.1%	14.6%	18.2%	22.6%	18.1%	17.1%	15.0%
Local
Network access services (NAS) (k)
Residential (A)	4,303	4,303	4,375	4,500	4,650	4,650	4,767	4,871	5,030
Business (B) (C)	3,233	3,233	3,233	3,240	3,526	3,526	3,606	3,653	3,608
Total	7,536	7,536	7,608	7,740	8,176	8,176	8,373	8,524	8,638
Network access service net activations/(losses) (k)
Residential	(303)	(72)	(125)	(106)	(511)	(117)	(104)	(159)	(131)
Business (B) (C)	(20)	-	(7)	(13)	-	(80)	11	45	24
Total	(323)	(72)	(132)	(119)	(511)	(197)	(93)	(114)	(107)
ADJUSTED (D)
Network access services (k)
Residential (D)	4,303	4,303	4,375	4,500	4,606	4,606	4,723	4,827	4,986
Business (D)	3,233	3,233	3,233	3,240	3,253	3,253	3,275	3,288	3,300
Total	7,536	7,536	7,608	7,740	7,859	7,859	7,998	8,115	8,286
Network access service net activations/(losses) (k)
Residential	(303)	(72)	(125)	(106)	(511)	(117)	(104)	(159)	(131)
Business (E)	(20)	-	(7)	(13)	(69)	(22)	(13)	(12)	(22)
Total	(323)	(72)	(132)	(119)	(580)	(139)	(117)	(171)	(153)
Long Distance (LD)
Conversation minutes (M)	8,768	2,853	2,985	2,930	12,500	3,049	2,962	3,249	3,240
Average revenue per minute ($)	0.092	0.093	0.089	0.093	0.091	0.089	0.097	0.088	0.090
ISP
High Speed Internet net activations (F) (k)	42	33	(1)	10	124	29	29	25	41
High Speed Internet subscribers EOP (G) (k)	2,046	2,046	2,013	2,014	2,004	2,004	1,975	1,946	1,932
Video (DTH and VDSL)
Video EBITDA	200	76	47	77	265	77	65	68	55
Net subscriber activations (k)	16	7	8	1	2	2	3	(7)	4
Total subscribers EOP (k)	1,838	1,838	1,831	1,823	1,822	1,822	1,820	1,817	1,824
ARPU ($/month)	65	65	64	65	60	64	60	58	57
Churn (%) (average per month)	1.2%	1.4%	1.1%	1.1%	1.2%	1.3%	1.3%	1.3%	1.1%

(A)	At the beginning of Q1 2008, an adjustment of 44k was made to our NAS count, reflecting an extensive review of our historical customer account records.
(B)

In Q1 2008, we adjusted our beginning-of-period business NAS customer base to write-off 273k lines following formal notification received from a major wholesale customer in Q4 2007 that it was in the process of migrating all of its subscribers onto its own network facilities.

(C)	The Q3 2007 opening business network access services subscriber base was decreased by 58k to adjust for an overstatement arising from past methodology for calculating local inter-connections.
(D)	NAS has been adjusted for 2007 to reflect notes A and B above.
(E)	NAS net activations/(losses) throughout 2007 have been adjusted to reflect note B above.
(F)	In Q4 2007, we reduced total net activations by 11k to correct for customer churn adjustments in the first three quarters of 2007.
(G)

The Q1 2007 beginning of year High Speed Internet subscriber base was increased by 18k to adjust for prior-year deactivations related to a major upgrade of our order management system. In addition, the Q1 2007 and Q2 2007 beginning of year High Speed Internet subscriber bases were decreased by 4k and 11k respectively to adjust for the removal of customers who had no network usage in 2007.

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 7

Bell Wireless (2)

	Q3	Q3			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2008	2007	% change		2008	2007	% change
Bell Wireless
Revenue
Network	1,061	978	8.5%		3,025	2,793	8.3%
Equipment	109	88	23.9%		285	220	29.5%
Total external Bell Wireless revenues	1,170	1,066	9.8%		3,310	3,013	9.9%
Inter-segment	10	14	(28.6%)		36	42	(14.3%)
Total Bell Wireless operating revenues	1,180	1,080	9.3%		3,346	3,055	9.5%
Operating expenses	(706)	(633)	(11.5%)		(2,020)	(1,806)	(11.8%)
EBITDA	474	447	6.0%		1,326	1,249	6.2%
EBITDA margin (Total revenues)	40.2%	41.4%	(1.2	) pt	39.6%	40.9%	(1.3	) pts
EBITDA margin (Network revenues)	44.7%	45.7%	(1.0	) pts	43.8%	44.7%	(0.9	) pts
Operating Income	338	336	0.6%		947	915	3.5%

Capital expenditures	93	91	(2.2%)		264	312	15.4%
Capital intensity	7.9%	8.4%	0.5	pts	7.9%	10.2%	2.3	pts
Wireless gross activations (A) (k)	439	445	(1.3%)		1,181	1,130	4.5%
Post-paid	267	254	5.1%		718	649	10.6%
Wireless net activations (A) (k)	117	137	(14.6%)		234	213	9.9%
Post-paid	113	76	48.7%		252	129	95.3%
Wireless subscribers EOP (A) (B) (C) (k)	6,449	6,021	7.1%		6,449	6,021	7.1%
Post-paid	4,708	4,373	7.7%		4,708	4,373	7.7%
Average revenue per unit (ARPU) (D) ($/month)	56	56	0.0%		54	54	0.0%
Pre-paid	18	19	(5.3%)		17	17	0.0%
Post-paid	68	68	0.0%		66	66	0.0%
Churn (%) (D) (average per month)	1.6%	1.7%	0.1	pts	1.6%	1.7%	0.1	pts
Pre-paid	3.2%	2.7%	(0.5	) pts	3.0%	2.9%	(0.1	) pts
Post-paid	1.1%	1.4%	0.3	pts	1.2%	1.3%	0.1	pts
Usage per subscriber (D) (min/month)	302	297	1.7%		295	283	4.2%
Cost of acquisition (COA) (D) (8) ($/sub)	398	371	(7.3%)		403	408	1.2%
Paging subscribers (k)	193	236	(18.2%)		193	236	(18.2%)
Paging average revenue per unit ($/month)	11	11	0.0%		11	11	0.0%

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)

The Q2 2008 beginning of period wireless subscriber base was decreased by 1k (postpaid increased by 6k while pre-paid decreased by 7k) as a result of the integration of Aliant Mobility’s billing system.

(D)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 8

Bell Wireless - Historical Trend

($ millions, except where otherwise indicated) (unaudited)	YTD 2008	Q3 08	Q2 08	Q1 08	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07
Bell Wireless
Revenue
Network	3,025	1,061	1,008	956	3,773	980	978	925	890
Equipment	285	109	102	74	332	112	88	75	57
Total external Bell Wireless revenues	3,310	1,170	1,110	1,030	4,105	1,092	1,066	1,000	947
Inter-segment	36	10	13	13	59	17	14	16	12
Total Bell Wireless operating revenues	3,346	1,180	1,123	1,043	4,164	1,109	1,080	1,016	959
Operating expenses	(2,020)	(706)	(681)	(633)	(2,524)	(718)	(633)	(617)	(556)
EBITDA	1,326	474	442	410	1,640	391	447	399	403
EBITDA margin (Total revenues)	39.6%	40.2%	39.4%	39.3%	39.4%	35.3%	41.4%	39.3%	42.0%
EBITDA margin (Network revenues)	43.8%	44.7%	43.8%	42.9%	43.5%	39.9%	45.7%	43.1%	45.3%
Operating Income	947	338	316	293	1,198	283	336	288	291

Capital expenditures	264	93	104	67	455	143	91	80	141
Capital intensity	7.9%	7.9%	9.3%	6.4%	10.9%	12.9%	8.4%	7.9%	14.7%
Wireless gross activations (A) (k)	1,181	439	391	351	1,640	510	445	389	296
Post-paid	718	267	253	198	910	261	254	228	167
Wireless net activations (A) (k)	234	117	83	34	408	195	137	63	13
Post-paid	252	113	111	28	206	77	76	43	10
Wireless subscribers EOP (A) (B) (C) (k)	6,449	6,449	6,332	6,250	6,216	6,216	6,021	5,884	5,821
Post-paid	4,708	4,708	4,595	4,478	4,450	4,450	4,373	4,297	4,254
Average revenue per unit (ARPU) (D) ($/month)	54	56	54	52	54	55	56	54	52
Pre-paid	17	18	17	17	17	18	19	17	15
Post-paid	66	68	66	64	66	67	68	65	64
Churn (%) (D) (average per month)	1.6%	1.6%	1.6%	1.6%	1.7%	1.7%	1.7%	1.8%	1.6%
Pre-paid	3.0%	3.2%	3.0%	2.8%	2.8%	2.7%	2.7%	3.1%	2.9%
Post-paid	1.2%	1.1%	1.1%	1.3%	1.3%	1.4%	1.4%	1.4%	1.2%
Usage per subscriber (D) (min/month)	295	302	305	281	288	299	297	289	266
Cost of acquisition (COA) (D) ($/sub)	403	398	417	396	404	392	371	442	420

Paging subscribers (k)	193	193	210	216	222	222	236	250	262
Paging average revenue per unit ($/month)	11	11	11	11	11	11	11	11	10

(A)	Total wireless gross activations, net activations and EOP subscribers include 100% of Virgin Mobile’s subscribers.
(B)	The Q1 2007 beginning of year wireless subscriber base was decreased by 146k as a result of a change to our prepaid deactivation policy.
(C)

The Q2 2008 beginning of period wireless subscriber base was decreased by 1k (postpaid increased by 6k while pre-paid decreased by 7k) as a result of the integration of Aliant Mobility’s billing system.

(D)	Wireless average revenue per unit, churn, usage per subscriber and cost of acquisition reflect only the 50% portion of Virgin Mobile’s results that are consolidated.

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 9

     BCE Inc.
Net debt and other information (2)

BCE Inc. - Net debt and preferreds

At September 30, 2008	BCE Inc.
(unaudited)
($ millions, except where otherwise indicated)
		Bell	Inter-segment
	Bell	Aliant	eliminations	BCE Inc.
Cash and cash equivalents	(2,553)	(25)	-	(2,578)
Debt due within one year	1,029	352	-	1,381
Long-term debt	7,546	2,451	-	9,997
Net debt	6,022	2,778	-	8,800
Preferred shares - BCE	2,770	-	-	2,770
Net debt and preferreds	8,792	2,778	-	11,570
Bell - Balance Sheet Information
(unaudited)
($ millions, except where otherwise indicated)	Sept. 30	June 30	March 31	Dec. 31
	2008	2008	2008	2007
Net Debt
Long-term debt	7,546	7,381	8,116	8,116
Debt due within one year	1,029	1,055	393	440
Less: Cash and cash equivalents	(2,553)	(2,669)	(2,469)	(2,607)
Total Net Debt	6,022	5,767	6,040	5,949
Non-controlling interest	84	80	65	64
Total shareholders’ equity	20,143	19,948	19,639	19,606
Total Capitalization	26,249	25,795	25,744	25,619

Net Debt: Total Capitalization	22.9%	22.4%	23.5%	23.2%
Net Debt: Trailing 12 month EBITDA	1.08	1.04	1.09	1.08
EBITDA : Interest (trailing 12 month)	8.72	8.32	7.96	7.66

BCE Inc. - Cash Flow Information
(unaudited) ($ millions, except where otherwise indicated)	Q3 2008	Q3 2007	$ change	% change	YTD 2008	YTD 2007	$ change	% change

Free Cash Flow (FCF) (3)
Cash from operating activities	1,339	1,230	109	8.9%	3,240	2,858	382	13.4%
Capital expenditures	(566)	(573)	7	1.2%	(1,605)	(1,651)	46	2.8%
Dividends and distributions	(31)	(326)	295	90.5%	(685)	(979)	294	30.0%
Other investing activities	(731)	5	(736)	n.m.	(729)	4	(733)	n.m.
BELL FCF	11	336	(325)	(96.7%)	221	232	(11)	(4.7%)
Bell Aliant FCF	78	63	15	23.8%	203	295	(92)	(31.2%)
Telesat FCF	-	31	(31)	n.m.	-	29	(29)	n.m.
Inter-segment eliminations	-	(5)	5	n.m.	-	(46)	46	n.m.
Total BCE FCF	89	425	(336)	(79.1%)	424	510	(86)	(16.9%)

BCE Inc. - Cash Flow Information - Historical Trend
(unaudited)	YTD	Q3	Q2	Q1	Total
($ millions, except where otherwise indicated)	2008	2008	2008	2008	2007	Q4 07	Q3 07	Q2 07	Q1 07
Free Cash Flow (FCF)
Cash from operating activities	3,240	1,339	1,189	712	4,221	1,363	1,230	972	656
Capital expenditures	(1,605)	(566)	(583)	(456)	(2,415)	(764)	(573)	(538)	(540)
Dividends and distributions	(685)	(31)	(326)	(328)	(1,306)	(327)	(326)	(339)	(314)
Other investing activities	(729)	(731)	1	1	12	8	5	(2)	1
BELL FCF	221	11	281	(71)	512	280	336	93	(197)
Bell Aliant FCF	203	78	129	(4)	399	104	63	182	50
Telesat FCF	-	-	-	-	51	22	31	(5)	3
Inter-segment eliminations	-	-	-	-	(53)	(7)	(5)	(29)	(12)
Total BCE FCF	424	89	410	(75)	909	399	425	241	(156)

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 10

BCE Inc.
Consolidated Balance Sheet Data

	September 30	June 30	March 31	December 31
($ millions, except where otherwise indicated) (unaudited)	2008	2008	2008	2007
ASSETS
Current assets
Cash and cash equivalents	2,578	2,678	2,479	2,655
Accounts receivable	1,852	1,965	1,983	1,911
Future income taxes	82	51	95	71
Inventory	368	342	279	264
Prepaid and other expenses	385	440	438	276
Current assets of discontinued operations	19	29	34	36
Total current assets	5,284	5,505	5,308	5,213
Capital assets
Property, plant and equipment	18,461	18,356	18,382	18,595
Finite-life intangible assets	2,631	2,654	2,659	2,475
Indefinite-life intangible assets	2,954	2,954	2,954	2,913
Total capital assets	24,046	23,964	23,995	23,983
Other long-term assets	3,422	2,729	2,891	2,945
Goodwill	5,717	5,717	5,688	5,855
Non-current assets of discontinued operations	14	61	84	86
Total assets	38,483	37,976	37,966	38,082
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	3,092	2,912	2,742	3,256
Interest payable	168	139	172	145
Dividends payable	43	43	337	337
Debt due within one year	1,381	1,294	737	717
Current liabilities of discontinued operations	13	29	32	38
Total current liabilities	4,697	4,417	4,020	4,493
Long-term debt	9,997	9,936	10,622	10,621
Other long-term liabilities	4,956	4,962	4,987	4,631
Non-current liabilities of discontinued operations	-	2	2	2
Total liabilities	19,650	19,317	19,631	19,747
Non-controlling interest	1,107	1,103	1,087	1,103
SHAREHOLDERS’ EQUITY
Preferred shares	2,770	2,770	2,770	2,770
Common shareholders’ equity
Common shares	13,565	13,553	13,537	13,536
Contributed surplus	2,539	2,538	2,538	2,537
Accumulated other comprehensive (loss) income	(42)	48	118	68
Deficit	(1,106)	(1,353)	(1,715)	(1,679)
Total common shareholders’ equity	14,956	14,786	14,478	14,462
Total shareholders’ equity	17,726	17,556	17,248	17,232
Total liabilities and shareholders’ equity	38,483	37,976	37,966	38,082
Number of common shares outstanding	806.2	805.8	805.3	805.3

Total Net Debt	8,800	8,552	8,880	8,683
Total Capitalization	27,633	27,211	27,215	27,018

Key ratios
Net debt : Total Capitalization	31.8%	31.4%	32.6%	32.1%
Net debt : Trailing 12 month EBITDA	1.27	1.23	1.27	1.24
EBITDA : Interest (trailing 12 month)	8.72	8.54	8.31	8.14

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 11

BCE Inc.
Consolidated Cash Flow Data

	Q3	Q3			YTD	YTD
($ millions, except where otherwise indicated) (unaudited)	2008	2007	$ change		2008	2007	$ change
Cash flows from operating activities
Net earnings	280	440	(160)		961	1,669	(708)
less: (Losses) earnings from discontinued operations, net of tax	(10)	(7)	(3)		(33)	124	(157)
Earnings from continuing operations	290	447	(157)		994	1,545	(551)
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	794	812	(18)		2,399	2,401	(2)
Net benefit plans cost	69	97	(28)		210	297	(87)
Restructuring and other	320	78	242		674	185	489
Losses (gains) on investments	14	(6)	20		16	(125)	141
Future income taxes	(24)	215	(239)		1	216	(215)
Non-controlling interest	90	84	6		252	266	(14)
Contributions to employee pension plans	(49)	(42)	(7)		(141)	(229)	88
Other employee future benefit plan payments	(25)	(23)	(2)		(72)	(71)	(1)
Payments of restructuring and other	(84)	(20)	(64)		(137)	(91)	(46)
Operating assets and liabilities	254	(37)	291		(120)	(403)	283
	1,649	1,605	44		4,076	3,991	85
Capital expenditures	(705)	(763)	58		(1,966)	(2,228)	262
Other investing activities	(732)	4	(736)		(727)	6	(733)
Cash dividends paid on preferred shares	(31)	(34)	3		(98)	(90)	(8)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(92)	(94)	2		(274)	(316)	42
Free Cash Flow from operations, before common dividends	89	718	(629)		1,011	1,363	(352)
Cash dividends paid on common shares	-	(293)	293		(587)	(853)	266
Free Cash Flow from operations, after common dividends	89	425	(336)		424	510	(86)
Business acquisitions	-	(14)	14		(55)	(163)	108
Business dispositions	-	-	-		(10)	-	(10)
Bell Aliant	-	-	-		-	(7)	7
Going-private costs	(148)	(36)	(112)		(165)	(36)	(129)
Increase in investments	(1)	(5)	4		(5)	(21)	16
Decrease in investments	-	50	(50)		1	63	(62)
Free Cash Flow after investments and divestitures	(60)	420	(480)		190	346	(156)
Other financing activities
Increase (decrease) in notes payable and bank advances	26	(345)	371		41	478	(437)
Issue of long-term debt	-	16	(16)		50	1,071	(1,021)
Repayment of long-term debt	(94)	(89)	(5)		(378)	(2,101)	1,723
Issue of common shares	11	16	(5)		27	148	(121)
Repurchase of common shares	-	-	-		-	(227)	227
Issue of equity securities by subsidiaries to non-controlling interest	1	-	1		1	-	1
Redemption of equity securities by subsidiaries from non-controlling interest	-	(117)	117		-	(329)	329
Other financing activities	(11)	(5)	(6)		(32)	(53)	21
	(67)	(524)	457		(291)	(1,013)	722
Cash flows used in continuing operations	(127)	(104)	(23)		(101)	(667)	566
Cash flows (used in) from discontinued operations activities	-	(3)	3		(2)	(6)	4
Cash flows from (used in) discontinued investing activities	29	1	28		28	351	(323)
Cash flows from discontinued financing activities	(2)	-	(2)		(2)	-	(2)
Net decrease in cash and cash equivalents	(100)	(106)	6		(77)	(322)	245
Cash and cash equivalents at beginning of period	2,681	365	2,316		2,658	581	2,077
Cash and cash equivalents at end of period	2,581	259	2,322		2,581	259	2,322
Consists of:
Cash and cash equivalents of continuing operations	2,578	256	2,322		2,578	256	2,322
Cash and cash equivalents of discontinued operations	3	3	-		3	3	-
Total	2,581	259	2,322		2,581	259	2,322

Other information
Cash flow per share (9)	$1.17	$1.05	$0.12		$2.62	$2.19	$0.43
Annualized cash flow yield (10)	1.2%	8.9%	(7.7	) pts	4.6%	5.6%	(1.0	) pts
Common dividend payout (11)	0.0%	67.6%	(67.6	) pts	21.5%	67.6%	(46.1	) pts

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 12

BCE Inc.
Consolidated Cash Flow Data - Historical Trend

($ millions, except where otherwise indicated) (unaudited)	YTD 2008	Q3 08	Q2 08	Q1 08	Total 2007	Q4 07	Q3 07	Q2 07	Q1 07
Cash flows from operating activities
Net earnings	961	280	392	289	4,057	2,388	440	700	529
less: (Losses) earnings from discontinued operations, net of tax	(33)	(10)	(21)	(2)	101	(23)	(7)	133	(2)
Earnings from continuing operations	994	290	413	291	3,956	2,411	447	567	531
Adjustments to reconcile earnings from continuing operations to cash flows from operating activities
Depreciation and amortization of intangible assets	2,399	794	787	818	3,184	783	812	804	785
Net benefit plans cost	210	69	70	71	410	113	97	98	102
Restructuring and other	674	320	71	283	331	146	78	71	36
Losses (gains) on investments	16	14	-	2	(2,414)	(2,289)	(6)	2	(121)
Future income taxes	1	(24)	92	(67)	411	195	215	(110)	111
Non-controlling interest	252	90	88	74	331	65	84	86	96
Contributions to employee pension plans	(141)	(49)	(48)	(44)	(265)	(36)	(42)	(79)	(108)
Other employee future benefit plan payments	(72)	(25)	(24)	(23)	(96)	(25)	(23)	(24)	(24)
Payments of restructuring and other	(137)	(84)	(29)	(24)	(118)	(27)	(20)	(19)	(52)
Operating assets and liabilities	(120)	254	114	(488)	(16)	387	(37)	22	(388)
	4,076	1,649	1,534	893	5,714	1,723	1,605	1,418	968
Capital expenditures	(1,966)	(705)	(710)	(551)	(3,144)	(916)	(763)	(745)	(720)
Other investing activities	(727)	(732)	3	2	14	8	4	-	2
Cash dividends paid on preferred shares	(98)	(31)	(32)	(35)	(124)	(34)	(34)	(33)	(23)
Cash dividends/distributions paid by subsidiaries to non-controlling interest	(274)	(92)	(92)	(90)	(404)	(88)	(94)	(109)	(113)
Free Cash Flow from operations, before common dividends	1,011	89	703	219	2,056	693	718	531	114
Cash dividends paid on common shares	(587)	-	(293)	(294)	(1,147)	(294)	(293)	(290)	(270)
Free Cash Flow from (used in) operations, after common dividends	424	89	410	(75)	909	399	425	241	(156)
Business acquisitions	(55)	-	(24)	(31)	(163)	-	(14)	(2)	(147)
Business dispositions	(10)	-	-	(10)	3,123	3,123	-	-	-
Bell Aliant	-	-	-	-	(7)	-	-	(3)	(4)
Going-private costs	(165)	(148)	(8)	(9)	(49)	(13)	(36)	-	-
Increase in investments	(5)	(1)	(2)	(2)	(27)	(6)	(5)	(3)	(13)
Decrease in investments	1	-	1	-	192	129	50	6	7
Free Cash Flow after investments and divestitures	190	(60)	377	(127)	3,978	3,632	420	239	(313)
Other financing activities
Increase (decrease) in notes payable and bank advances	41	26	(50)	65	211	(267)	(345)	508	315
Issue of long-term debt	50	-	50	-	1,071	-	16	30	1,025
Repayment of long-term debt	(378)	(94)	(182)	(102)	(3,048)	(947)	(89)	(837)	(1,175)
Issue of common shares	27	11	15	1	153	5	16	118	14
Repurchase of common shares	-	-	-	-	(227)	-	-	(4)	(223)
Issue of equity securities by subsidiaries to non-controlling interest	1	1	-	-	-	-	-	-	-
Redemption of equity securities by subsidiaries from non-controlling interest	-	-	-	-	(333)	(4)	(117)	(138)	(74)
Other financing activities	(32)	(11)	(10)	(11)	(66)	(13)	(5)	(8)	(40)
	(291)	(67)	(177)	(47)	(2,239)	(1,226)	(524)	(331)	(158)
Cash flows (used in) from continuing operations	(101)	(127)	200	(174)	1,739	2,406	(104)	(92)	(471)
Cash flows (used in) from discontinued operations activities	(2)	-	(1)	(1)	(10)	(4)	(3)	(6)	3
Cash flows from (used in) discontinued investing activities	28	29	-	(1)	348	(3)	1	352	(2)
Cash flows from discontinued financing activities	(2)	(2)	-	-	-	-	-	-	-
Net (decrease) increase in cash and cash equivalents	(77)	(100)	199	(176)	2,077	2,399	(106)	254	(470)
Cash and cash equivalents at beginning of period	2,658	2,681	2,482	2,658	581	259	365	111	581
Cash and cash equivalents at end of period	2,581	2,581	2,681	2,482	2,658	2,658	259	365	111
Consists of:
Cash and cash equivalents of continuing operations	2,578	2,578	2,678	2,479	2,655	2,655	256	361	101
Cash and cash equivalents of discontinued operations	3	3	3	3	3	3	3	4	10
Total	2,581	2,581	2,681	2,482	2,658	2,658	259	365	111

Other information
Cash flow per share	$2.62	$1.17	$1.03	$0.42	$3.19	$1.00	$1.05	$0.83	$0.31
Annualized cash flow yield	4.6%	1.2%	9.8%	3.1%	6.4%	8.7%	8.9%	6.5%	1.7%
Common dividend payout	21.5%	0.0%	0.0%	64.0%	62.4%	50.7%	67.6%	65.2%	70.2%

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 13

Accompanying Notes

(1)

Throughout this report, BCE means BCE Inc., its subsidiaries and joint ventures; Bell means our Bell Wireline and Bell Wireless segments on an aggregate basis; and Bell Aliant means Bell Aliant Regional Communications Income Fund and its affiliated entities. We have reclassified some of the amounts for the previous periods in the consolidated financial statements to make them consistent with the presentation for the current period. We have restated financial information for the previous periods to reflect our decisions in 2008 to cease operations and to sell certain of our businesses. They are now shown as discontinued operations. Telesat Canada (Telesat) was sold on October 31, 2007 and we have continuing commercial arrangements between Telesat and Bell Express Vu Limited Partnership (Bell Express Vu) that provide Bell ExpressVu continued access to current and expanded satellite capacity. As a result of these arrangements, we have not accounted for Telesat as a discontinued operation.

(2)

We report our results of operations in four segments: Bell Wireline, Bell Wireless, Bell Aliant and Telesat. Our reporting structure reflects how we manage our business and how we classify our operations for planning and measuring performance. Accordingly, we operate and manage our reportable segments as strategic business units organized by products and services.

During the third quarter of 2008, certain elements of our operating segments were realigned to reflect changes in our management accountabilities for operations. Our reportable segments did not change.

(3)

Non-GAAP Financial Measures

EBITDA
The term EBITDA (earnings before interest, taxes, depreciation and amortization of intangible assets) does not have any standardized meaning according to Canadian generally accepted accounting principles (GAAP). It is therefore unlikely to be comparable to similar measures presented by other companies.

We define EBITDA as operating revenues less cost of revenue, selling, general and administrative expenses and net benefit plans costs, meaning it represents operating income before depreciation, amortization of intangible assets and restructuring and other.

We use EBITDA, among other measures, to assess the operating performance of our ongoing businesses without the effects of depreciation, amortization of intangible assets and restructuring and other. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. We exclude depreciation and amortization of intangible assets because it largely depends on the accounting methods and assumptions a company uses, as well as non-operating factors, such as the historical cost of capital assets. Excluding restructuring and other does not imply they are non-recurring.

EBITDA allows us to compare our operating performance on a consistent basis. We believe that certain investors and analysts use EBITDA to measure a company’s ability to service debt and to meet other payment obligations, or as a common valuation measurement in the telecommunications industry.

The most comparable Canadian GAAP financial measure is operating income.

Earnings per share (EPS) before restructuring and other and net losses (gains) on investments
The term EPS before restructuring and other and net losses (gains) on investments does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We use EPS before restructuring and other and net losses (gains) on investments among other measures, to assess the operating performance of our ongoing businesses without the effects of after-tax restructuring and other and net losses (gains) on investments. We exclude these items because they affect the comparability of our financial results and could potentially distort the analysis of trends in business performance. Excluding these items does not imply they are non-recurring.

The most comparable Canadian GAAP financial measure is EPS.

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 14

Accompanying Notes (continued)

FREE CASH FLOW
We define free cash flow as cash from operating activities after capital expenditures, total dividends and other investing activities.

The term free cash flow does not have any standardized meaning according to Canadian GAAP. It is therefore unlikely to be comparable to similar measures presented by other companies.

We consider free cash flow to be an important indicator of the financial strength and performance of our business because it shows how much cash is available to repay debt and to reinvest in our company. We present free cash flow on a consistent basis from period to period, which allows us to compare our financial performance on a consistent basis.

We believe that certain investors and analysts use free cash flow when valuing a business and its underlying assets.

The most comparable Canadian GAAP financial measure is cash from operating activities.

(4)	EBITDA margin is calculated as follows: EBITDA Operating revenues
(5)	Capital Intensity is calculated as follows: Capital expenditures Operating revenues
(6)	Average revenue per unit (ARPU) represents the measurement of the average revenue generated by each unit, expressed as a rate per month for the year.
(7)	Churn is the rate at which existing subscribers cancel their services. Churn is calculated as the number of subscribers disconnected divided by the average subscriber base.
(8)	Cost of acquisition (COA) is also referred to as subscriber acquisition costs. This measure is expressed per gross activation. It includes costs associated with acquiring a customer such as hardware subsidies, marketing and distribution costs.

(9)	Cash flow per share is calculated as follows: Cash flow from operating activities less capital expenditures Average number of common shares outstanding
(10)

Annualized cash flow yield is calculated as follows:

Free cash flow from operations before common dividends
Number of common shares outstanding at end of period multiplied by share price at end of period

Note: to annualize, multiply the most recent quarter’s resultant by 4.

(11)	Common dividend payout is calculated as follows: Dividends per common share EPS before restructuring and other and net losses (gains) on investments

BCE Inc. Supplementary Financial Information – Third Quarter 2008  Page 15